                                                                    EXHIBIT 11.3

                             WESTFIELD AMERICA, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for six months ended
  June 30, 2000 (1)                                                          $13.36

BASIC

COMMON SHARES OUTSTANDING:
As of January 1, 2000                                     73,347                                   182              73,347
Issued May 15, 2000                                            7                                    45                   2
                                                                                                             ---------------
                                                                                                                    73,349

Net income                                                                                                         $30,539
Less dividends on preferred shares:
   Series A                                                                  $4,345
   Series B                                                                   1,332
   Series C                                                                   3,188
   Series C-1                                                                 1,063
   Series C-2                                                                 1,063
   Series D                                                                   5,313
   Series D-1                                                                 1,063
   Series E                                                                   3,653
                                                                      ---------------
                                                                                                                   (21,020)
                                                                                                             ---------------

Net income allocable to common shares                                                                               $9,519
                                                                                                             ===============

Basic earnings per share amount                                                                                      $0.13
                                                                                                             ===============

DILUTED

Common shares outstanding:                                                                                          73,349

1996 Warrants:
As of January 1, 2000                                      6,246
Series A Preferred Shares                                 (5,871)
                                                   ---------------

   Excess 1996 Warrants (a)                                  375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $13.36
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/a)*b                                                               182                   0

1997 Warrants:
As of January 1, 2000                                      2,090
Series B Preferred Shares                                 (1,800)
                                                   ---------------

   Excess 1997 Warrants (d)                                  290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                  $13.36
   Exercise Price (e)                                                        $15.00
Common equivalent shares ((b-e)/d)*b                                                               182                   0

                          WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                           FOR THE SIX MONTHS ENDED JUNE 30, 2000

                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                DAYS           AVERAGE SHARES
                                                                                             OUTSTANDING        OUTSTANDING
                                                                                            --------------     ---------------
2000 Warrant:
As of June 1, 2000                                         2,840
Series F Preferred Shares                                 (2,703)
                                                     ---------------
   Excess 2000 Warrant (h)                                   137
                                                     ---------------
Per Share Price
   Average Market Price (b)                                                     13.36
   Exercise Price (f)                                                           19.42
Common equivalent shares ((b-f/h)*b)                                                                 182                    0



1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                          A$   465,000
Exchange Rate                                               $0.6005          $279,233(g)
Per Share Price
   Average Market Price (b)                                                    $13.36
Common equivalent shares (g*.05)/(b*.95)                                        1,100                182                1,100

INVESTOR UNIT RIGHTS:

Units Issued 12/9/98                                                              978                182                  978
Units Issued 1/1/99                                                             1,186                182                1,186
                                                                                                               ---------------
Common equivalent shares                                                                                                2,164
                                                                                                               ---------------

Weighted average common and common  equivalent shares
                                                                                                                       76,613
                                                                                                               ===============

Net income                                                                                                            $30,539
Add net income allocable to investor unit rights                                                                          166

Less net income allocable to preferred shares                                                                         (21,020)
                                                                                                               ---------------

Net income allocable to common shares                                                                                  $9,685
                                                                                                               ===============

Diluted earnings per share amount                                                                                       $0.13
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.